UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 5, 2012

FEDERAL AGRICULTURAL MORTGAGE CORPORATION
(Exact Name of Registrant as Specified in Charter)

Federally chartered instrumentality of the United States	001-14951	52-1578738
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1999 K Street, N.W., 4th Floor, Washington D.C.		20006
(Address of Principal Executive Offices)		(Zip Code)

Registrant's telephone number, including area code (202) 872-7700

No change
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

o    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

o    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

o    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

o    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

________________________________________________________________________________________________

Section 5 - Corporate Governance and Management

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)

Grants of Stock Appreciation Rights

On April 5, 2012 (the “Grant Date”), the Compensation Committee (the “Committee”) of the Board of Directors of Farmer Mac approved grants of stock appreciation rights (“SARs”) to the following executive officers of Farmer Mac pursuant to Farmer Mac's 2008 Omnibus Incentive Plan (the “2008 Plan”):

Executive Officers
Name	Number of SARs Granted
Michael Gerber	60,000
Tom Stenson	20,000
Timothy Buzby	20,000
Jerome Oslick	13,000

Each SAR granted represents the right to receive, upon exercise, an amount equal to the excess, if any, of the fair market value of a share of Farmer Mac's Class C non-voting common stock (each, a “Share”) on the applicable date of exercise over the grant price. Any amount received upon exercise of SARs is payable in Shares. The grant price for the SARs listed above is $21.69 per Share, which represents the closing price of a Share on the New York Stock Exchange on the Grant Date. These SARs will vest in three equal annual installments on each of March 31, 2013, 2014 and 2015, and their expiration date is April 5, 2022 (the “Expiration Date”), which is the tenth anniversary of the Grant Date.

With respect to the SARs awarded on the Grant Date, upon a participant's termination of employment for death or disability (as defined in the 2008 Plan), all unvested SARs will automatically vest and become exercisable and vested SARs will remain exercisable for one year or until the Expiration Date, whichever is earlier.

Upon a participant's termination of employment for retirement, all unvested SARs will continue to vest as scheduled and vested SARs will remain exercisable for five years or until the Expiration Date, whichever is earlier. For these purposes, retirement for the non-CEO executive officers is defined as the termination of employment without Cause (as defined in the 2008 Plan) after attaining age fifty-five (55) and a combined age and years of employment at Farmer Mac of at least seventy-five (75). For CEO Michael Gerber's SARs awarded on the Grant Date, retirement is defined as the CEO's voluntary termination of his employment with Farmer Mac that does not result in severance pay under his employment agreement after attaining age fifty-five (55) and a combined age and years of employment at Farmer Mac of at least sixty-five (65).

Upon a participant's termination of employment for any reason other than death, disability, retirement, or for cause, all unvested SARs will be cancelled immediately and vested SARs will remain exercisable for one year or until the Expiration Date, whichever is earlier. Upon a participant's termination for Cause, any unexercised SARs, whether vested or unvested, will be cancelled immediately.

The 2008 Plan was previously filed as Exhibit 10.1.2 to Farmer Mac's Quarterly Report on Form 10-Q filed on August 12, 2008. The form of award agreement for SARs awarded under the 2008 Plan on the Grant Date is attached to this report as Exhibit 10.1. Both of those Exhibits are incorporated in this report by reference.

Grants of Restricted Stock

Also on April 5, 2012, the Committee approved grants of restricted shares of Farmer Mac's Class C non-voting common stock (the “Restricted Stock”) to the following executive officers and directors of Farmer Mac pursuant to the 2008 Plan:

Executive Officers
Name	Number of Shares of Restricted Stock Granted
Michael Gerber	15,000
Tom Stenson	4,500
Timothy Buzby	4,500
Jerome Oslick	3,000

Directors
Name	Number of Shares of Restricted Stock Granted
Dennis Brack	2,813
Chester Culver	2,813
Richard Davidson	2,813
James Engebretsen	2,813
Dennis Everson	2,813
Sara Faivre-Davis	2,813
Ernest Hodges	2,813
Mitchell Johnson	2,813
Lowell Junkins	2,813
Clark Maxwell	2,813
Brian O'Keane	2,813
John Dan Raines	2,813
Bruce Sherrick	2,813
Myles Watts	2,813

The Restricted Stock listed above granted to directors will vest in full on March 31, 2013 or proportionately to the date of any director's (i) death, (ii) disability or (iii) involuntary removal from the Board without cause, including replacement as a director by the President of the United States.

The Restricted Stock listed above granted to executive officers will vest on March 31, 2015, subject to the attainment of the following performance targets:

(a)Fifty percent (50%) of the Restricted Stock shall vest on March 31, 2015 if it is determined by the Committee that Farmer Mac achieved an annual compounded growth rate of 5% in its outstanding guarantees, loans and commitments for the period beginning on January 1, 2012 and ending on December 31, 2014; and

(b)Fifty percent (50%) of the Restricted Stock shall vest on March 31, 2015 if it is determined by the Committee that Farmer Mac achieved (i) an annual rate of net charge-offs to the average balance of outstanding guarantees, loans and commitments less than or equal to 20 basis points for the period starting on January 1, 2012 and ending on December 31, 2014, and (ii) an average percentage of total non-performing assets (exclusive of delinquencies of not more than 90 days) to guarantees, loans and commitments of not greater than 2.5% for the period starting on January 1, 2012 and ending on December 31, 2014. For purposes of performing these calculations: (y) “net charge-offs” is defined as charge‑offs to Farmer Mac's allowance for losses net of actual recoveries plus any writedowns on real estate owned (REO) properties and any gains or losses realized upon disposition of REO properties, and (z) average balances are determined by calculating a simple average of reported balances as of the end of each calendar quarter.

Upon an executive officer's termination of employment for any reason other than (i) death, (ii) disability, or (iii) retirement, his unvested Restricted Stock will be cancelled immediately. Upon an officer's death or disability, unvested Restricted Stock will vest immediately. Upon retirement, unvested Restricted Stock will continue to vest as scheduled. For these purposes, retirement has the same meaning used in the SARs award agreements described above, with a difference between the retirement provisions for the CEO compared to the other executive officers.

The form of award agreement for Restricted Stock awarded to executive officers under the 2008 Plan on the Grant Date is attached to this report as Exhibit 10.2. The form of award agreement for Restricted Stock awarded to directors under the 2008 Plan on the Grant Date is attached to this report as Exhibit 10.3. Both of those Exhibits are incorporated in this report by reference.

Awards of Cash Bonuses

On April 5, 2012, Farmer Mac's Board of Directors approved the payment of the following performance-based cash bonuses to Farmer Mac's executive officers in accordance with the terms of Farmer Mac's existing bonus plan for the performance period running from January 1, 2011 through December 31, 2011:

Name	Cash Bonus Awarded
Michael Gerber	$722,528.10
Tom Stenson	$320,593.68
Timothy Buzby	$236,802.15
Jerome Oslick	$226,345.08

These bonuses were calculated based on targets for Farmer Mac's earnings, program asset volume, asset quality, and net charge-offs, in each case for the period from January 1, 2011 through December 31, 2011, as determined by Farmer Mac's Board of Directors.

All equity and cash compensation awarded to executive officers as described above are subject to any recoupment or “clawback” policy as may be adopted by the Board of Directors of Farmer Mac, including to comply with the Dodd-Frank Wall Street Reform and Consumer Protection Act, or other applicable law or regulation.

Section 9 - Financial Statements and Exhibits

Item 9.01.     Financial Statements and Exhibits

(a)    Not applicable.

(b)    Not applicable.

(c)    Not applicable.

(d)    Exhibits:

10.1	Form of SARs Award Agreement for grants made after April 1, 2012.

10.2	Form of Restricted Stock Award Agreement for grants made to officers after April 1, 2012.

10.3	Form of Restricted Stock Award Agreement for grants made to directors after April 1, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FEDERAL AGRICULTURAL MORTGAGE CORPORATION

By:    /s/ Jerome G. Oslick
Name:    Jerome G. Oslick
Title:     Senior Vice President - General Counsel

Dated:    April 6, 2012